For The Three Months Ended
                                                             October 31
                                                        2002             2001
                                                    ------------    ------------


Shares outstanding                                    8,780,899      6,954,699
                                                     ----------     ----------
Weighted average shares outstanding                   8,731,967      6,973,987
Stock Options                                         3,691,250      1,815,625
                                                     ----------     ----------
       Total weighted average shares outstanding     12,423,217      8,789,612
                                                     ==========     ==========

Net loss                                           $   (478,825)   $  (381,071)
                                                   ============    ===========

Basic and diluted net loss per share               $      (0.05)   $     (0.05)
                                                   ============    ===========